Structured Asset Trust Unit Repackagings (Saturns)
Goldman Sachs Capital I Capital Security Backed
Series 2004-6
CLASS A CUSIP NO.
804111201
CLASS B CUSIP NO. 804111AA0
Distribution Date February 15, 2013
U.S. Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Principal Amount
Class B (Notional
Value)
Principal Payment
Ending Principal
Amount
Fixed Rate
Accural
Days
Day Count
Fixed Interest
Amount Due
Aggregate
Interest Due and
Unpaid
Total Distribution
$ 80,000,000.00 $0.00 $ 80,000,000.00 6.00000% 180 30/360 $ 2,400,000.00 $0.00 $ 2,400,000.00
$ 3,564,000.00 $0.00 $ 3,564,000.00 37.1773 n/a n/a $ 132,500.00
$0.00
$ 132,500.00
Additional Information
$2,000.00
$3,500.00
Underlying Security
Goldman Sachs Group Inc 6.345% Cap I
February 15, 2034 Cusip 38143VAA7
February & August 15 or NBD
$80,000,000.00
6.34500%
$2,538,000.00
CUSIP Moody's S & P Moody's Date S & P Date
38143VAA7 A1 A- Baa3 21-Jun-12 BB+ 29-Nov-11
804111201 A1 A- Baa3 22-Jun-12 BB+ 16-Dec-11
804111AA0
A1 A- N/A N/A BB+ 16-Dec-11
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Current Ratings
Expense Account Deposit
Original Ratings
To the Holders of:
Payment Dates
Current Principal Balance
Annual Coupon Rate (Fixed)
Interest Payment Received
Trustee Fees